THE ALKALINE WATER COMPANY INC. ANNOUNCES THE CLOSING OF ITS
US$11.5 MILLION PUBLIC OFFERING OF COMMON STOCK,
INCLUDING THE FULL EXERCISE OF THE UNDERWRITERS’ OPTION TO PURCHASE
ADDITIONAL SHARES

SCOTTSDALE, AZ — March 12, 2019 – The Alkaline Water Company Inc. (NASDAQ and TSXV: WTER) (“Alkaline” or the “Company”), a leading producer of premium bottled alkaline drinking water sold under the brand name Alkaline88®, today announced the closing of its previously announced underwritten public offering of 4,600,000 shares of its common stock, including 600,000 shares issued pursuant to the exercise, in full, of the option to purchase additional shares granted to the underwriters in connection with the offering. The shares were issued at a purchase price of US$2.50 per share, for total gross proceeds to the Company of US$11,500,000, before deducting underwriting discounts and commissions and offering expenses payable by the Company.

Canaccord Genuity LLC acted as the sole bookrunner for the offering. Haywood Securities Inc. acted as co-manager.

Alkaline intends to use the net proceeds from the offering for general corporate purposes, which may include reducing any outstanding indebtedness, increasing its working capital or capital expenditures.

The offering was made by means of written prospectuses and prospectus supplements that form part of Alkaline’s existing Canadian MJDS base shelf prospectus dated February 26, 2019, in Canada, and U.S. shelf registration statement on Form S-3 dated January 30, 2019, and declared effective by the Securities and Exchange Commission (the “SEC”) on February 15, 2019, in the United States. Prospectus supplements and the accompanying prospectuses have been filed with the securities regulatory authorities in the Provinces of British Columbia, Alberta, Manitoba, Ontario and Saskatchewan, pursuant to the Multijurisdictional Disclosure System, and with the SEC in the United States. Copies of these documents are available on the Company’s profiles on the SEDAR website maintained by the Canadian Securities Administrators at www.sedar.com or the SEC’s website at www.sec.gov, as applicable. Alternatively, copies of the prospectus supplements and the accompanying prospectuses may also be obtained from Canaccord Genuity LLC, 99 High Street, Suite 1200, Boston, MA 02110, Attn: Equity Syndicate Department, by telephone at (617) 371-3900 or by e-mail at prospectus@canaccordgenuity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Alkaline Water Company Inc.

The Alkaline Water Company Inc. is a leading producer of premium 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes sold under the brand name Alkaline88®. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500-milliliter, 700-milliliter, 1-liter, 1.5 -liter, 3-liter and 1-gallon sizes. With its innovative, state-of-the-art, proprietary electrolysis process, the Company produces healthy, all-natural and great-tasting alkaline water for a balanced lifestyle. Founded in 2012, the Company is headquartered in Scottsdale, Arizona, and focuses on national distribution and marketing for retail sale of Alkaline88®, one of the fastest growing premium bottled water brands on the market.

Forward-Looking Statements

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”). All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the intended use of proceeds. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its final prospectus supplements related to this offering/Periodic Reports on Form 8-K and Annual Report on Form 10-K filed with the SEC and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO
480-656- 2423
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461- 2233
jessica@elev8newmedia.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.